SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                        --------------------------------


                                    Form 8-K

                                 Current Report
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 29, 1998

                     INTERDIGITAL COMMUNICATIONS CORPORATION
                ------------------------------------------------
               (Exact name of registrant as specified in charter)




         PENNSYLVANIA                   1-11152                   23-1882087
         ------------                   -------                   ----------
(State or Other Jurisdiction of       (Commission              (I.R.S. Employer
 Incorporation or Organization)       file number)              Identification
                                                                    Number)

           781 Third Avenue, King of Prussia, Pennsylvania 19406-1409
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                    (Address of principal executive offices)

                                 (610) 878-7800
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              (Registrant's telephone number, including area code)

Item 5.  Other Events.

     InterDigital Technology Corporation ("ITC"), a wholly owned subsidiary of InterDigital Communications Corporation ("InterDigital"), has entered into a worldwide, royalty bearing TDMA patent license agreements with Denso Corporation ("Denso"). Under the agreement, ITC received an up-front payment from Denso, covering the equipment manufacturer's sale of a certain quantity of PHS and PDC subscriber units and PHS infrastructure units. Denso will also be required to pay ITC future royalties on the sale of products built under TDMA-based PHS and PDC standards, once Denso's up-front payment is used. This transaction brings InterDigital's total patent licensing and alliance revenues in 1998 to approximately $75 million.




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       INTERDIGITAL COMMUNICATIONS CORPORATION


Date: November 2, 1998                 By:
                                           -----------------------------------
                                            William A. Doyle
                                            President